                                                                   Exhibit 10.50


                              EMPLOYMENT AGREEMENT


                       Entered into as of August 27, 1999


                                     between


                       FEDERATED CORPORATE SERVICES, INC.


                                       and



                               JAMES M. ZIMMERMAN

                              EMPLOYMENT AGREEMENT
                              --------------------

                  THIS AGREEMENT, made in the City of Cincinnati and State of Ohio, as of the 27th day of August, 1999 (the "Agreement Effective Date"), between Federated Corporate Services, Inc., a Delaware corporation (hereinafter called the "Employer"), and James M. Zimmerman of Cincinnati, Ohio (hereinafter called the "Employee").

                                    RECITALS
                                    --------

                  Employer and Employee are parties to an Employment Agreement dated as of March 10, 1997.

                  Employer and Employee are desirous of entering into a new employment agreement with a term commencing on May 1, 1999.

                  IT IS AGREED by and between the parties hereto as follows:

                                    ARTICLE I
                                    ---------

                                   EMPLOYMENT
                                   ----------

                  1.1 TERM AND DUTIES. The Employer agrees to and does employ the Employee to perform the duties of Chairman of the Board ("Chairman") and Chief Executive Officer of Federated Department Stores, Inc. ("Federated") in accordance with the terms of this Agreement. The period (the "Term") of such employment shall begin on May 1, 1999 and shall end on the later of April 30, 2003 or such later date as agreed by the Employer and Employee. The duties of the Employee shall be those commensurate with the office of Chairman of the Board and Chief Executive Officer of Federated. In such capacity he shall have general charge of the business and affairs of Federated. Neither the Employee's title nor any of his functions shall be changed without his consent. While it is understood that the right to elect directors and officers of Federated is by law vested in the stockholders and directors of Federated, it is nevertheless mutually contemplated, subject to such rights, that the Employee shall, at all times during his employment, be Chairman of the Board and Chief Executive Officer of Federated and shall be a member of the Board of Directors of Federated.

                  1.2 COMPENSATION. In consideration of Employee's services during the Term, the Employer agrees to (a) pay the Employee an annual salary in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) ("Base Salary"), (b) permit the Employee to participate in Federated's annual and long-term bonus programs as set forth on Exhibit A and (c) grant the Employee stock options as set forth on Exhibit A. Nothing in this Agreement shall preclude or in any way affect the grant by the Employer or the receipt by the Employee of increases in such salary or any such bonuses or other forms of additional compensation, including additional equity or equity-based awards, any such salary and/or bonus increases and additional compensation, contingent or otherwise, to be determined solely in the discretion of the Board of Directors of the Employer or persons to whom such authority is delegated by such Board of Directors. The Employee's salary shall never be reduced during the Term without the Employee's consent.

                  1.3 PAYMENT SCHEDULE. The Base Salary specified in Section 1.2(a) hereof shall be payable as current salary, in installments not less frequently than monthly, and at the same rate for any fraction of a month unexpired at the end of the Term.

                  1.4 EXPENSES. During the Term the Employee shall be allowed reasonable traveling expenses and shall be furnished office space, assistance and accommodations suitable to the character of his position with Federated and adequate for the performance of his duties hereunder.

                  1.5 BENEFITS. The Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under savings and retirement programs, welfare benefit plans, fringe benefit programs and perquisites provided by the Employer and its affiliates (including, for example, without limitation, medical, prescription, dental, disability, salary continuance, executive life, group life, accidental death and travel accident insurance plans and programs, use of an automobile, financial counseling, and suitable business and country club memberships), at least as favorable as the most favorable of such plans and programs provided to key executives of Federated in effect from time to time.

                  1.6 TERMINATION IN CASE OF DISABILITY. The Employee shall not be in breach of this Agreement if he shall fail to perform his duties hereunder because of physical or mental disability. If for a continuous period of 12 months during the Term the Employee fails to render services to the Employer because of the Employee's physical or mental disability, the Board or its delegate may end the Term prior to its stated termination date. If there should be any dispute between the parties as to the Employee's physical or mental disability at any time, such question shall be settled by the opinion of an impartial reputable physician agreed upon for the purpose by the parties or their representatives, or failing agreement within 10 days of a written request therefor by either party to the other, then one designated by the then president of the local Academy of Medicine. The written opinion of such physician as to the matter in dispute shall be final and binding on the parties.

                  1.7 TERMINATION OF SERVICES. If, prior to the end of the Term,
(a) the Employer shall terminate the Employee's employment other than for Cause, or (b) the Executive shall terminate his employment for Good Reason, then the Employer shall immediately thereupon pay the Employee in a lump sum in cash (a) the full amount of salary that would be payable to the Employee under Section
1.2 and (b) the aggregate of the target level annual bonus for which the Employee is eligible under the Employer's 1992 Incentive Bonus Plan as set forth in Exhibit A for each year remaining in the Term following such termination. Employee shall be credited with vesting and benefit service through the remainder of the Term.

                  1.8 TERMINATION FOR CAUSE. The Employer may terminate the employment of the Employee and this Agreement and all of its obligations hereunder, except for obligations accrued but unpaid to the effective date of termination, for Cause upon notice given pursuant to this Section. As used in this Agreement, the term "Cause" shall mean (a) the willful breach of duty by the Employee in the course of his employment, (b) the Employee's habitual neglect of his duties, (c) a material willful breach by the Employee of his duties under this Agreement which breach is not cured by the Employee within ten (10) days of receipt of written notice thereof from the Employer to the Employee, or (d) the Employee's final conviction of a felony, which conviction is nonappealable or for which the period of filing an appeal has expired. "Cause" shall not include (a) bad judgment or negligence of the Employee (other than his habitual neglect of duty), or (b) any act or omission believed by the Employee in good faith to have been in or not opposed to the interests of the Employer (without intent of gaining therefrom directly or indirectly a profit to which he was not legally entitled) and reasonably believed by the Employee not to have been improper or unlawful, or (c) any act or omission in respect of which a determination could properly have been made by the Board of Directors of Federated that the Employee met the applicable standard of conduct prescribed for indemnification or reimbursement under the bylaws of Federated or the laws of Delaware, in each case in effect at the time of such act or omission, or (d) an act or omission with respect to which notice of termination is given more than twelve months after the earliest date on which any non-employee director of Federated who was not a party to such act or omission knew or should have known of such act or omission.


                  1.9 The term "Good Reason" means:

                      A. The assignment to the Employee of any duties materially inconsistent with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated in Article I of this Agreement, or any other action by the Employer which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Employer within ten (10) days after receipt of written notice thereof given by the Employee, provided that repeated instances of such action shall be evidence of the bad faith of the Employer;

                  B. any material failure by the Employer to comply with any of the provisions of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Employer within ten (10) days after receipt of written notice thereof given by the Employee, provided that repeated failures shall be evidence of the bad faith of the Employer;

                  C. failure of the Employee to be elected or reelected Chairman and Chief Executive Officer of the Federated or to be elected or reelected to membership on the Federated's Board of Directors; or

                  D. any purported termination by the Employer of the Employee's employment otherwise than as expressly permitted by this Agreement.

                  1.10 LOCATION OF EMPLOYMENT. Employer shall not require Employee to be based in any office or location other than within the Cincinnati, Ohio Standard Metropolitan Statistical Area without his agreement, except for travel reasonably required in the performance of the Employee's responsibilities.

                                   ARTICLE II
                                OTHER PROVISIONS
                                ----------------

                  2.1 PERFORMANCE OF DUTIES. The Employee agrees that during the Term (a) he will faithfully and in conformity with the directions of the Board of Directors of Federated, perform the duties of his employment hereunder, and that he will devote to the performance of said duties all such time and attention as they shall reasonably require, taking, however, from time to time (as the Employer agrees that he may) reasonable vacations; and (b) he will not, without the express consent of the Board of Directors of Federated, or persons to whom such authority is delegated by such Board of Directors become actively associated with or engaged in any competing business (as hereinafter defined) while he is employed by Employer or within one (1) year of the first to occur of
(i) the expiration of the Term or (ii) the termination of his employment by the Employer for Cause or by the Employee other than for Good Reason prior to or at the end of the Term, and he will do nothing inconsistent with his duties to the Employer.
                  Notwithstanding the foregoing, the aforesaid one (1) year period shall be shortened to whatever shorter period, if any, is adopted at any time subsequent to the date hereof by the Compensation Committee of the Board of Directors of Federated as the standard period during which such non-compete provisions in the Employer's standard employment agreements shall apply.

                  In the event that (i) the Employee is advised at any time by the Employer in writing that his services will no longer be required during the Term or (ii) the employment of the Employee is terminated by the Employee for Good Reason, Employee shall be free to become actively engaged with another business regardless of whether it is a competing business.
                  Employee agrees that he will not disclose to anyone outside of the Employer, or use in other than the Employer's business, confidential information relating to the Employer's business, in any way obtained by him while employed by the Employer, unless authorized by the Employer in writing. It is understood that violation of this provision would cause irreparable harm to the Employer and that Employer may seek to enjoin any such violation or to take any other applicable action. The Employee also agrees that he will not engage in any activity which would violate the Conflict of Interest or Business Ethics Statement signed from time to time by the Employee.
                  As used in this Section 2.1 a "competing business" shall be any business which:

                  A. at the time of determination, is substantially similar to the whole or a substantial part of the business at the end of the period of active employment, conducted by Employer, or any of its subsidiaries, or subsidiaries of subsidiaries, or affiliates, or divisions, or substantially similar to some substantial part of said business; and
                  B. at the time of determination, is operating a store or stores which, during its or their fiscal year preceding the determination, in the aggregate had aggregate net sales, including sales in leased and licensed departments, in excess of $10,000,000, which store or stores is or are located in a city or within a radius of twenty-five (25) miles from the outer limits of a city where Employer, or any of its subsidiaries, or subsidiaries of subsidiaries, or affiliates, or divisions is operating a store or stores which, during its or their fiscal year preceding the determination, in the aggregate had aggregate nets sales, including sales in leased and licensed departments, in excess of $10,000,000; and

                  C. had aggregate net sales at all its locations, including sales in leased and licensed departments and sales by its divisions, subsidiaries and affiliates, during its fiscal year preceding that in which the Employee made such an investment therein, or first rendered personal services thereto, following his termination of service, in excess of $25,000,000.

                                   ARTICLE III
                                  MISCELLANEOUS
                                  -------------

                  3.1 ASSIGNMENT. This Agreement shall not be assignable by the Employer without the written consent of the Employee. The Employee may not assign, pledge, or encumber his interest in this Agreement, or any part thereof, without the written consent of the Employer.
                  3.2 GOVERNING LAW. This Agreement has been executed on behalf of the Employer by an officer of the Employer located in the City of Cincinnati, Ohio. This Agreement and all questions arising in connection herewith shall be governed by the internal substantive laws of the State of Ohio. The Employer and the Employee each consent to the jurisdiction of, and agree that any controversy between them arising out of this Agreement shall be brought in, the United States District Court for the Southern District of Ohio, Western Division; the Court of Common Pleas for Hamilton County, Ohio; or such other court venued within Hamilton County, Ohio as may have subject matter jurisdiction over the controversy.
                  3.3 SEVERABILITY. If any portion of this Agreement is held to be invalid or unenforceable, such holding shall not affect any other portion of this Agreement.
                  3.4 ENTIRE AGREEMENT. This Agreement comprises the entire agreement between the parties hereto and as of the date hereof, supersedes, cancels and annuls any and all prior agreements between the parties hereto. This Agreement may not be modified, renewed or extended orally, but only by a written instrument referring to this Agreement and executed by the parties hereto.

                  3.5 GENDER AND NUMBER. Words in the masculine herein may be interpreted as feminine or neuter, and words in the singular as plural, and vice versa, where the sense requires.
                  3.6 NOTICES. Any notice or consent required or permitted to be given under this Agreement shall be in writing and shall be effective when given by personal delivery or five business days after being sent by certified US mail, return receipt requested, to the Secretary of Federated Department Stores, Inc. at its principal place of business in the City of Cincinnati or to the Employee at his last known address as shown on the records of the Employer.
                  3.7 WITHHOLDING TAXES. The Employer may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.
                  3.8 WAIVER AND RELEASE. In consideration of the Employer's entering into this Agreement, and the receipt of other good and valuable consideration, the sufficiency of which is expressly acknowledged, the Employee, for himself and his successors, assigns, heirs, executors and administrators, hereby waives and releases and forever discharges the Employer and its affiliates and their officers, directors, agents, employees, shareholders, successors and assigns from all claims, demands, damages, actions and causes of action whatsoever which he now has on account of any matter, whether known or unknown to him and whether or not previously disclosed to the Employee or the Employer, that relates to or arises out of (a) any existing or former employment agreement (written or oral) entered into between the Employee and the Employer or any of its affiliates (or any amendment or supplement to any such agreement),
(b) any agreement providing for a payment or payments or extension of the employment relationship triggered by a merger or sale or other disposition of the stock or assets or restructuring of the Employer or any affiliate of the Employer, or (c) any applicable severance plan.
                  3.9 ENFORCEMENT OF AGREEMENT. If the Employee incurs legal or other fees and expenses in an effort to establish entitlement to benefits under this Agreement, regardless of whether the Employee ultimately prevails, the Employer shall reimburse him for such fees and expenses, unless a court of competent jurisdiction determines that the Employee made such effort in bad faith.

                  Reimbursement of fees and expenses described in the preceding paragraph shall be made monthly during the course of any action upon the written submission of a request for reimbursement together with proof that the fees and expenses were incurred

                  3.10 MISCELLANEOUS. Except as specifically provided herein, all accounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Employee from any source or which Employee could have obtained upon seeking other employment; provided that the Company shall be permitted to make all payments pursuant to this Agreement net of any legally required tax withholdings. Employee shall not be required to seek other employment, and there shall be no offset to amounts due hereunder as a result of any salary, compensation or other amounts Employee may be paid from other sources.
                  IN WITNESS WHEREOF, the parties hereto have hereunto and to a duplicate hereof set their signatures as of August 27, 1999.

                                         FEDERATED CORPORATE SERVICES, INC.

                                         By:   /s/  DENNIS J. BRODERICK
                                               ---------------------------------
                                               Dennis J. Broderick
                                         Title: President



                                         JAMES M. ZIMMERMAN


                                               /s/  JAMES M. ZIMMERMAN
                                               ---------------------------------

                                    EXHIBIT A

                                       to
                              EMPLOYMENT AGREEMENT

                   Entered into as of August 27, 1999 between

                       FEDERATED CORPORATE SERVICES, INC.

                                       And

                               JAMES M. ZIMMERMAN

(All capitalized terms used in this Exhibit are defined as set forth in Agreement)

ANNUAL BONUS:              In respect of fiscal 1999, the annual bonus payable
                           (if any) under the terms of the 1992 Incentive Bonus
                           Plan (as such may be amended from time to time) of Federated Department Stores, Inc. (Federated) will be based on performance goals established for the senior executives of the Employer on an annual basis by the Board of Directors of Federated or a Committee thereof, with the amount of bonus equal to a sliding percent of Employee's annual base salary in effect as of the last day of the performance period based on performance against the targeted annual goals, as follows:

                           PERFORMANCE AGAINST TARGET        PAYOUT AS PERCENT
                                                             OF ANNUAL SALARY
                     (a)   CORPORATE EBIT $
                           Below 95% of Target                     0.0%
                           95% of Target                          24.0%
                           Target                                 50.0%
                           110% of Target                         90.0%

                     (b)   CORPORATE SALES $
                           Below Target                            0.0%
                           Target                                 10.0%
                           101% of Target                         34.0%

                           PERFORMANCE AGAINST TARGET        PAYOUT AS PERCENT
                                                             OF ANNUAL SALARY
                     (c)   CORPORATE ROGI  %
                           Below Target                            0.0%
                           Target                                 10.0%
                           1.0 ppt. above Target                  34.0%

                           For each year during the Term beginning with and including fiscal 2000, the annual bonus payable (if any) under the terms of the 1992 Incentive Bonus Plan (as such may be amended from time to time) of Federated Department Stores, Inc. (Federated) will be based on performance goals established for the senior executives of the employer on an annual basis by the Board of Directors of Federated or a Committee thereof, with the amount of bonus equal to a sliding percent of Employee's annual base salary in effect as of the last day of the performance period based on performance against the targeted annual goals, as follows:

                           PERFORMANCE AGAINST TARGET        PAYOUT AS PERCENT
                                                             OF ANNUAL SALARY
                     (a)   CORPORATE EBIT $
                           Below 95% of Target                     0.0%
                           95% of Target                          34.0%
                           Target                                 70.0%
                           110% of Target                        126.0%

                     (b)   CORPORATE SALES $
                           Below Target                            0.0%
                           Target                                 15.0%
                           101% of Target                         51.0%

                     (c)   CORPORATE ROGI  %
                           Below Target                            0.0%
                           Target                                 15.0%
                           1.0 ppt. above Target                  51.0%

                           The percent of base salary payable as the annual bonus is the aggregate of the above designated payout based on performance achieved under each of the performance components described in (a), (b) and (c), above, except that if Corporate EBIT $ falls below 95% of Target, no bonus is payable for any component of the annual bonus plan, and failure to achieve the annual EBIT percent to target reduces the bonus otherwise payable in respect only of the above corporate EBIT $ performance component per the approved applicable executive compensation plan description.

                           Any annual bonus payable hereunder shall be paid in the fiscal year following the annual performance period in respect of which the bonus is payable in accordance with Federated's 1992 Incentive Bonus Plan (as such may be amended from time to time).

                           By operation of Federated's Supplementary Executive Retirement Plan, annual bonuses paid to Employee under Federated's 1992 Incentive Bonus Plan are included as eligible compensation under Federated's Pension Plan.

LONG TERM PLAN:            For the 1997 - 1999 three year performance period,
                           the bonus payable (if any) under the terms of Federated's 1992 Incentive Bonus Plan (as such may be amended from time to time) will be based on performance goals established for the senior executives of Federated in respect of each such three-year performance period by the Board of Directors of Federated or a Committee thereof, with the amount of bonus equal to a sliding percent of Employee's annual base salary (prorated on an annual basis for any change in Employee's base salary occurring at any time during any such three-year period and determined for any such year in the three-year period based on the annual base salary in effect as of the last day of the fiscal year) based on performance against the targeted three-year goals, as follows:

                           PERFORMANCE AGAINST TARGET        PAYOUT AS PERCENT
                                                             OF ANNUAL SALARY
                     (a)   CORPORATE EBIT $
                           Below 95% of Target                     0.0%
                           95 % of Target                         14.0%
                           Target                                 30.0%
                           110% of Target                         42.0%
                           120% of Target                         54.0%

                     (b)   PERFORMANCE VS PEERS RANKING
                           #1 Ranking                             36%
                           #2 Ranking                             31%
                           #3 Ranking                             25%
                           #4 Ranking                             20%
                           #5 Ranking                             10%
                           #6 Ranking                              0%


                           The percent of base salary payable as the long term bonus in respect of the 1997-1999 performance period is the aggregate of the above designated payout based on performance achieved in respect of the performance components described in (a) and (b), above, except that if the three year Corporate EBIT $ falls below 95% of Target, no bonus is payable for any component of the long-term bonus, and failure to achieve the EBIT percent to target in year three reduces the bonus otherwise payable in respect only of the above corporate EBIT $ performance component per the approved applicable executive compensation plan description.


                           For each three year performance period beginning with and including the 1998 - 2000 performance period, the bonus payable (if any) under the terms of Federated's 1992 Incentive Bonus Plan (as such may be amended from time to time) will be based on performance goals established for the senior executives of Federated in respect of each such three-year performance period by the Board of Directors of Federated or a Committee thereof, with the amount of bonus equal to a sliding percent of Employee's annual base salary (prorated on an annual basis for any change in Employee's base salary occurring at any time during any such three-year period and determined for any such year in the three-year period based on the annual base salary in effect as of the last day of the fiscal year) based on performance against the targeted three-year goals, as follows:

                           PERFORMANCE AGAINST TARGET        PAYOUT AS PERCENT
                                                             OF ANNUAL SALARY
                     (a)   CORPORATE EBIT $
                           Below 95% of Target                     0.0%
                           95% of  Target                         24.0%
                           Target                                 34.0%
                           110% of Target                         75.0%

                           PERFORMANCE AGAINST TARGET        PAYOUT AS PERCENT
                                                             OF ANNUAL SALARY
                     (b)   CORPORATE AVG. ROGI  %
                           Below Target                            0.0%
                           Target                                 16.0%
                           1.0 ppt. above target                  37.0%

                           The percent of base salary payable as the long-term bonus in respect of each three year performance period beginning and including the 1998-2000 performance period is the aggregate of the above designated payout based on performance achieved in respect of the performance components described in
                           (a) and (b) above, except that if the three year Corporate EBIT $ falls below 95% of Target, no bonus is payable for any component of the long-term bonus, and failure to achieve the EBIT percent to target in year three reduces the bonus otherwise payable in respect only of the above corporate EBIT $ performance component per the approved applicable executive compensation description.

                           Illustratively, in respect of the fiscal 1997 - 1999 performance period, assuming achievement of the 1997 -1999 goal at the 50% target level (i.e., Corporate EBIT $ achieved at target and #4 ranking versus peers), the long-term incentive payout in 2000 in respect of such three-year period would be $625,000 (50% (30% payout re corporate EBIT $ + 20% payout re peer performance) x $1,250,000 (the base salary in effect at the end of 1997 fiscal year).

                           Employee shall be entitled to a pro rata portion of a long-term bonus, if any is payable under the terms of Federated's 1992 Incentive Bonus Plan (as such may be amended from time to time), for any three-year performance period commencing on or after fiscal 1997 but which performance period has not ended as of the end of Term. The pro rata payment is based on the length of Employee's service of employment within such three-year performance period. Illustratively, if the performance period covers the 1999-2001 fiscal years and the employment terminates on the last day of the 2000 fiscal year, Employee would have been employed for sixty-seven percent (67%) of the performance period and would be eligible for sixty-seven percent (67%) of any long-term bonus payable as provided above if and when any bonus is paid in respect of that period under the terms of Federated's 1992 Incentive Plan (as may be amended) based upon the performance goals established for the senior executives of the Employer for that period by the Board of Directors of Federated or a Committee thereof.

                           Any long-term bonus payable hereunder shall be paid in the fiscal year following the three-year performance period in respect of which the bonus is payable in accordance with Federated's 1992 Incentive Bonus Plan. Any long-term bonus payable for any three-year performance period beginning with and including the 1998 - 2000 performance period will be paid 50% in cash and 50% in deferred stock credits in accordance with the approved applicable executive compensation plan description, subject, as provided in such plan, to Executive's election to allocate a portion or all of any cash payout to deferred stock credits. Any amounts deferred, including the required 50% deferral and any optional deferral above 50%, will include a 20% premium, also to be paid in deferred stock credits.



STOCK OPTIONS:             Federated shall grant, to Employee, effective August
                           27, 1999 (the "Grant Date"), options for 450,000
                           shares, with vesting of 112,500 shares on May 1, 2000
                           (the "Option Vesting Date"), 112,500 shares on the
                           first anniversary of the Option Vesting Date, 112,500
                           shares on the second anniversary of the Option
                           Vesting Date, and 112,500 shares on the third
                           anniversary of the Option Vesting Date, except that
                           100%
                           vesting shall occur immediately upon the effective date of the termination of the employment of Employee
                           (a) by Employer other than for Cause, (b) by Employee for Good Reason or (c) by Employer and Employee by mutual consent; the options will be issued at one hundred percent of the closing market price of Federated's common stock on the New York Stock
                           Exchange as listed in THE WALL STREET JOURNAL on the trading day immediately preceding the Grant Date; the term of the grant shall expire ten years from the Grant Date; any options that are unvested as of the time Employee discontinues his employment with Employer shall continue to vest in accordance with the vesting schedule described above unless the Employee's employment is terminated for cause (as defined in the Non-Qualified Stock Option Agreement), except that if the Employee at any time prior to the third anniversary of the Option Vesting Date renders personal services to The May Department Stores
                           Company, Dillard's, Inc., Saks, Inc., or Nordstrom,
                           Inc., the grant of options, and all rights of the Employee with regard to any vested but unexercised options and any unvested options, shall terminate on the commencement of such engagement; the grant is subject to the terms of the attached form of Non-Qualified Stock Option Agreement with Federated.


RESTRICTED STOCK AWARD:    Federated shall grant to Employee, effective August
                           27, 1999 (the "Grant Date"), 100,000 restricted shares of Federated's Common Stock, with restrictions as to 25,000 shares lapsing on May 1, 2000 (the
                           "Lapse Date") and as to 25,000 shares on each of the first, second and third anniversaries of the Lapse
                           Date, except that 100% lapsing shall occur immediately upon the effective date of the termination of the employment of Employee (a) by Employer other than for Cause, (b) the Employee for Good Reason or (c) by Employer and Employee by mutual consent; the restrictions on any shares that have not lapsed as of the time the Employee discontinues his employment with Employer shall continue to lapse in accordance with the lapsing schedule described above unless the Employee's employment is terminated for cause (as defined in the Restricted Stock Agreement), except that if Employee at any time prior to the third anniversary of the Lapse Date renders personal services to The May Department Stores Company,
                           Dillard's, Inc., Saks, Inc., or Nordstrom's, Inc., all shares of restricted stock on which the restrictions have not lapsed shall be forfeited on the commencement of such engagement; the grant is subject to the terms of the attached form of Restricted Stock Agreement.


JAMES M. ZIMMERMAN                                FEDERATED CORPORTE
                                                  SERVICES, INC.

/s/  James M. Zimmerman                           /s/  Dennis J. Broderick
----------------------------------                ------------------------------
                                                  DENNIS J. BRODERICK
                                                  PRESIDENT